VOTING TRUST AGREEMENT

This Agreement made and entered into this 17th day of April, 2000, by and between Enter Tech Corporation ("ENTR"), a Nevada corporation, the holders of all of the preferred shares of ENTR (the "Shareholders"), and Sam Lindsey (the "Trustee").

                                   WITNESSETH

A.   Recitals

     1. ENTR has Five Million (5,000,000) convertible preferred shares issued and outstanding. All of such shares are held of record by the Shareholders.

     2. For the purposes of making a consolidated sale and/or exchange of said preferred shares the Shareholders have agreed to enter into this Voting Trust Agreement and have designated Mr. Sam Lindsey, CEO of Enter Tech Corporation, as the Trustee for that purpose.

NOW, THEREFORE IT IS AGREED

B.   Terms and Conditions

     1. The Shareholders, simultaneously with the execution of this Agreement, shall sign and deliver their share certificates to the Trustee who shall cause the shares represented thereby to be transferred to him as Voting Trustee, on the books of ENTR.

     2. The Voting Trustee hereby created shall continue for a period of Three years from the date hereof. Throughout such period the Trustee shall have the exclusive right to vote upon such shares or to give written consent in lieu of voting thereon, subject to any limitation on the right to vote contained in the Articles of Incorporation or any other certificate filed pursuant to law, in person or by proxy in all meetings of ENTR shareholders, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

     3. The Trustee shall issue and deliver to each of the Shareholders or to such Shareholder's nominee, certificates for the number of shares transferred by him to the Trustee in a form substantially as follows and attached as "Exhibit A".

     4. At the expiration of the term of the Trust hereby created, the Trustee shall, upon surrender of the trust certificates, deliver to the holders thereof shares of preferred stock or an agreed upon substitution therefor, of ENTER TECH CORPORATION equivalent in amount to the shares represented by the trust certificates surrendered provided all terms of the Preferred Series A Stock Agreement have been met.

     5. The Trustee shall use his judgment in voting upon the preferred shares held by him, but shall not be liable for the consequences of any vote cast or consent given by him in good faith and the absence of gross negligence.

In Witness Whereof the parties have signed this Agreement of the the first day and year set forth hereinabove.



/s/ Sam Lindsey                             /s/ D. William Thomas
-------------------------------             ------------------------------------
Sam Lindsey, Trustee                        SHAREHOLDER


                                            /s/ Sam Lindsey
                                            ------------------------------------
                                            SHAREHOLDER


                                            /s/ Greg Kaiser
                                            ------------------------------------
                                            SHAREHOLDER